Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 27, 2019, related to the consolidated financial statements of SWK Holdings Corporation, which appears in the Annual Report on Form 10-K of SWK Holdings Corporation for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

San Jose, California

February 7, 2020